Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to Registration Statement No. 333-132744 on Form S-4 of our reports dated March 10, 2006, relating to the consolidated financial statements and financial statement schedule of Rural Cellular Corporation and its subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
Deloitte & Touche LLP
Minneapolis, Minnesota
June 7, 2006